EXHIBIT 99

PRESS RELEASE	For Immediate Release

Contacts:

Investment Community	Media

JAMES J. MURREN	ALAN M. FELDMAN
President, Chief Financial Officer &	Senior Vice President
Treasurer	Public Affairs
(702) 693-8877	(702) 891-7147
MGM MIRAGE ENTERS INTO PARTNERSHIP AGREEMENT
TO DEVELOP NEW COMMUNITY IN JEAN, NEVADA
Development strengths of American Nevada Corp. and Diamond Resorts will team with MGM to create a 166-acre development 25 miles south of Las Vegas
     Las Vegas, February 12, 2007 - MGM MIRAGE (NYSE: MGM) announced today that it has entered into a partnership agreement with Jeanco Realty Development, LLC to form a 50/50 joint venture whose purpose is to master plan a mixed-use development on approximately 166-acres of land currently owned by MGM MIRAGE in Jean, Nevada. The agreement values the Jean assets, which currently generate approximately $6 million of annual cash flow, at $150 million.
     Jeanco Realty Development, LLC is a joint venture of American Nevada Holdings, LLC, a subsidiary of American Nevada Corporation, and Diamond Resorts, LLC, a subsidiary of the Cloobeck Companies.
     Located along Interstate 15, the mostly undeveloped site is well-situated for multi-purpose use, being just 25 miles south of Las Vegas and in close proximity to the proposed Ivanpah Valley Airport.
     “As part of our continuing commitment to Southern Nevada, we envision the creation of a community featuring residential, commercial and retail elements in addition to a new hotel casino,” said Terry Lanni, MGM MIRAGE Chairman and CEO. “We’re very enthusiastic at the prospect of working with our new partners on this new development which we anticipate will have a positive impact on our community overall.”
     MGM MIRAGE currently operates Nevada Landing Casino and the Gold Strike Hotel and Casino in Jean. Both properties became part of the MGM MIRAGE portfolio during the Mandalay Resort Group merger in April 2005.
     “We are delighted that we have this opportunity with MGM and Diamond to use our four decades of mixed-use and community development experience to help provide Southern Nevada with a more positive and enriching environment in Jean,” said Brian Greenspun, Chairman of the Greenspun Companies. “We have always believed in the future of Southern Nevada and this is another ANC commitment to play our part in making the dream of Las Vegas better.”
MGM MIRAGE • 3600 LAS VEGAS BLVD SOUTH • LAS VEGAS, NV 89109 • PH: 702.693.7120 • FX: 702.693.8626 •WWW.MGMMIRAGE.COM

PRESS RELEASE	For Immediate Release
     “MGM MIRAGE, American Nevada Holdings and the Cloobeck Companies all have long track records of responsible development in the Las Vegas area, and combined represent a significant opportunity for Southern Nevada,” said Stephen J. Cloobeck, Chairman and Chief Executive Officer of the Cloobeck Companies. “We are focused on addressing important core issues as we approach the planning process, including affordable workforce housing, sustainability and traffic infrastructure, and look forward to working together to transform what is essentially an empty canvas into a model community.”
     This new partnership is subject to state gaming approvals and is anticipated to close later this year.
     As an initial step in this new undertaking, MGM MIRAGE will immediately move toward consolidating assets in Jean, closing the 302-room Nevada Landing property by April 18, 2007, and focusing its efforts in the market at the nearby Gold Strike.
     “This move will expedite our efforts in Jean,” added Mr. Lanni. “In addition to making better utilization of the land, it will allow us to more properly match capacity with demand and concentrate ongoing improvement efforts in the market on a single entity, rather than splitting focus between two competing properties.”
     Nevada Landing currently has approximately 300 employees. It is anticipated that all employees will be afforded the ability to transfer to either new positions at the Gold Strike property, as that property increases operations, or to other MGM MIRAGE properties in Southern Nevada. MGM MIRAGE Human Resource professionals will implement programs to assist Nevada Landing employees with their transition to new positions. Employees will be able to take part in interview training, job fairs and other beneficial guidance provided by MGM during the coming weeks.
     As part of the refocusing of assets in Jean, Gold Strike will receive more than 100 additional gaming machines to supplement its existing casino operations. Gold Strike is also currently in the midst of a renovation of the property’s more than 800 guest rooms. Additional enhancements at Gold Strike are expected to follow.
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About MGM MIRAGE
     MGM MIRAGE (NYSE:MGM), one of the world’s leading and most respected hotel and gaming companies, owns and operates 23 properties located in Nevada, Mississippi and Michigan, and has investments in three other properties in Nevada, New Jersey and Illinois. The Company has entered into agreements to sell its three Primm Valley Resort properties located in Primm, Nevada and its Colorado Belle and Edgewater properties located in Laughlin, Nevada. In addition, the Company has major new developments under construction in Nevada, Michigan and Macau S.A.R. CityCenter is a multi-billion dollar mixed-use urban development in the heart of the Las Vegas Strip; a new MGM Grand hotel and casino complex is being built in downtown Detroit; and the Company has a 50% interest in MGM Grand Macau, a hotel-casino resort currently under construction in Macau S.A.R. MGM MIRAGE supports responsible gaming and has implemented the American Gaming Association’s Code of Conduct for Responsible Gaming at its properties. MGM MIRAGE also has been the recipient of
MGM MIRAGE • 3600 LAS VEGAS BLVD SOUTH • LAS VEGAS, NV 89109 • PH: 702.693.7120 • FX: 702.693.8626 •WWW.MGMMIRAGE.COM

PRESS RELEASE	For Immediate Release
numerous awards and recognitions for its industry-leading Diversity Initiative and its community philanthropy programs. For more information about MGM MIRAGE, please visit the company’s website at http://www.mgmmirage.com.
About American Nevada Holdings, LLC
     American Nevada Holdings, LLC is a wholly owned subsidiary of American Nevada Company. American Nevada was formed in 1974 as the real estate development arm of the Greenspun group of companies. In 1978 American Nevada broke ground on Green Valley in Henderson, the first master planned community in southern Nevada. The 8,400-acre community quickly became one of the most successful master planned developments in the United States and is now home to over 75,000 people.
     The communities of Green Valley, Green Valley Ranch and Seven Hills have all set standards for land use, lot sizing, configuration, product type, pricing, market research, architectural design and engineering. In addition to developing these communities, American Nevada is the managing partner in the community of Aliante, which opened in 2003 and quickly became one of the fastest selling communities in the valley.
     American Nevada began its commercial development within its Green Valley community and rapidly became recognized for its portfolio of office parks and retail centers. The company’s Green Valley Corporate Center and Green Valley Corporate Center South are its hallmark office park developments.
     American Nevada developed and manages The District at Green Valley Ranch, which opened in 2004 and is the first metropolitan lifestyle center to be developed in Nevada. The District combines shops such as Ann Taylor Loft, Anthropologie, Chico’s, J. Jill, Pottery Barn, REI, Sharper Image, Talbots and Williams Sonoma with restaurants, residential lofts and flats, office over retail and a free-standing Class A office building. Having met with resounding success, The District is currently undergoing expansion. Cheesecake Factory is the first tenant to open in this expanded phase and Whole Foods is now under construction.
     Today the impressive commercial portfolio developed and managed by American Nevada includes over 2.5 million square feet of office, retail, gaming, medical and mixed use projects. American Nevada’s success in the commercial sector can be attributed to its reputation for delivering the finest in quality commercial space, while utilizing its knowledge, speed and flexibility to meet the needs of today’s ever-changing business world.
About Diamond Resorts, LLC
     Diamond Resorts, LLC is a wholly owned subsidiary of Cloobeck Companies, LLC. The Cloobeck Companies is a group of affiliated companies with a highly diversified portfolio and over 25 years of experience in the successful development, management, operations, marketing and sales of real estate properties. The principals of Cloobeck Companies have developed premier properties including Polo Towers, the first purpose built, high-rise timeshare property in the industry and, most recently, spearheaded the design of Marriott’s Grand Chateau, which features approximately $450 million of construction development. Cloobeck Companies are the consistent leaders in their chosen industries and remain committed to excellence as they continue to seek out exciting new projects to increase the value and quality of their portfolio.
     Statements in this release which are not historical facts are “forward looking” statements and “safe harbor statements” Under the Private Securities Litigation Reform Act of 1995 that involve risks and/or uncertainties, including risks and/or uncertainties as described in the company’s public filings with the Securities and Exchange Commission.
MGM MIRAGE • 3600 LAS VEGAS BLVD SOUTH • LAS VEGAS, NV 89109 • PH: 702.693.7120 • FX: 702.693.8626 •WWW.MGMMIRAGE.COM